Execution Version

REVOLVING USD FACILITY AGREEMENT

amongst

HARMONY GOLD MINING COMPANY LIMITED
(as Borrower and Obligors’ Agent)

with

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1

and

ABSA BANK LIMITED
(acting through its Corporate and Investment Banking division)
(as Facility Agent)

CONTENTS

1. DEFINITIONS AND INTERPRETATION	1
2. REVOLVING USD FACILITY	6
3. CONDITIONS OF UTILISATION	7
4. UTILISATION	7
5. REPAYMENT	9
6. INTEREST	14
7. INTERESTS PERIODS	15
8. CHANGES TO THE CALCULATION OF INTEREST	16
9. COMMITMENT FEE	17
10. CHANGES TO REFERENCE RATES	18
11. PREPAYMENT	20
12. CONSEQUENCES OF EVENT OF DEFAULT	20
13. CERTIFICATE OF BREAKAGE COSTS	21
SCHEDULE 1 THE ORIGINAL REVOLVING USD FACILITY LENDERS	33
SCHEDULE 2 FORM OF UTILISATION REQUEST	34
SCHEDULE 3 TIMETABLES	35
SCHEDULE 4 REFERENCE RATE TERMS	36
SCHEDULE 5 DAILY NON-CUMULATIVE COMPOUNDED RFR RATE	39
SCHEDULE 6 CUMULATIVE COMPOUNDED RFR RATE	41
SCHEDULE 7 FORM OF EXTENSION DOCUMENTS	42
PART 1 FORM OF EXTENSION REQUEST	42
PART 2 FORM OF EXTENSION ACCEPTANCE NOTICE	43
- i -

PARTIES:
This Agreement is made between:
(1)Harmony Gold Mining Company Limited, a company registered in accordance with the laws of South Africa under registration number 1950/038232/06, as borrower and agent on behalf of the Obligors (the Borrower and Obligors’ Agent);
(2)The financial institutions listed in Schedule 1 as original lenders (the Original Revolving USD Facility Lenders);
(3)Absa Bank Limited (acting through its Corporate and Investment Banking division), a public company duly incorporated in accordance with the laws of South Africa under registration number 1986/004794/06, as facility agent (Facility Agent).
IT IS AGREED AS FOLLOWS:
1.DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Agreement:
1.1.1Additional Business Day means any day specified as such in the Reference Rate Terms;
1.1.2Agreement means this Revolving USD Facility Agreement and its Schedules as read with the Common Terms Agreement;
1.1.3Applicable Margin means in respect of any Interest Period:
1.1.3.1a margin of 2.70% (two point seven zero per cent) per annum subject to adjustment by the applicable Sustainability Margin Adjustment Percentage in accordance with the provisions of Clause 13.3 (Adjustment of Sustainability Linked Facility Margin – Sustainability KPI Reports) of the Common Terms Agreement, provided that any adjustment to such margin pursuant to the provisions of Clause 13.3 of the Common Term Agreement shall cease to be of any force or effect on the occurrence of the Event of Default which is continuing or pursuant to Clause 13.4.2 (KPI Change) of the Common Terms Agreement (each a Relevant Date) as contemplated in Clause 13,3 or Clause 13.4.2, as applicable, of the Common Terms Agreement on the basis that with effect from the Relevant Date, the margin shall be 2.70% (two point seven zero per cent);
1.1.3.2without double counting the interest payable in accordance with clause 13.3.3 and clause 13.5 (Default interest) of the Common Terms Agreement, if an Event of Default has occurred and whilst it is continuing, the margin contemplated in Clause 1.1.3.1 plus 2% (two percent);
1.1.4Availability Period means the period from and including Financial Close to and including the date which is the earlier of:

Revolving USD Facility Agreement_Execution

1.1.4.1the date on which all of the Revolving USD Facility Commitments are cancelled in terms of this Agreement; and
1.1.4.21 (one) Month prior to the Final Repayment Date;
1.1.5Breakage Costs means any amount specified as such in the Reference Rate Terms;
1.1.6Business Day means:
1.1.6.1a day (other than a Saturday or Sunday) on which banks are open for general business in Johannesburg, London and New York; and
1.1.6.2in relation to:
1.1.6.2.1any date for payment or purchase of an amount relating to a Revolving USD Facility Loan or Unpaid Sum; or
1.1.6.2.2the determination of the first day or the last day of an Interest Period for a Revolving USD Facility Loan or Unpaid Sum, or otherwise in relation to the determination of the length of such an Interest Period; or
1.1.6.2.3any Lookback Period or period for giving notice of prepayment, a day which is an Additional Business Day relating to that Revolving USD Facility Loan or Unpaid Sum;
1.1.7Central Bank Rate has the meaning given to that term in the Reference Rate Terms;
1.1.8Central Bank Rate Adjustment has the meaning given to that term in the Reference Rate Terms;
1.1.9Central Bank Rate Spread has the meaning given to that term in the Reference Rate Terms;
1.1.10Common Terms Agreement means the written agreement titled "Common Terms Agreement" concluded or to be concluded among the Borrower, African Rainbow Minerals Gold Limited, Freegold (Harmony) Proprietary Limited, Randfontein Estates Limited, Avgold Limited, Harmony Copper Limited, Harmony Moab Khotsong Operations Proprietary Limited, Golden Core Trade and Invest Proprietary Limited, Morobe Consolidated Goldfields Limited, Wafi Mining Limited, Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division) (in its capacity as the Global Coordinator and Bookrunner, Original Lender, Original Hedge Provider; and the Sustainability Coordinator), Absa Bank Limited (acting through its Corporate and Investment Banking division) (in its capacity as the Global Coordinator and Bookrunner, Original Lender, Original Hedge Provider, Facility Agent, the Sustainability Agent and the Sustainability Coordinator) on or about the Signature Date;
1.1.11Compounded Reference Rate means, in relation to any RFR Banking Day during the Interest Period of a Revolving USD Facility Loan, the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day;

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1.1.12Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:
1.1.12.1is agreed in writing by the Borrower, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of the Majority Lenders);
1.1.12.2specifies a calculation methodology for that rate; and
1.1.12.3has been made available to the Borrower and each Finance Party;
1.1.13Cumulative Compounded RFR Rate means, in relation to an Interest Period for a Revolving USD Facility Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 6 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement;
1.1.14Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during an Interest Period for a Revolving USD Facility Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 5 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement;
1.1.15Daily Rate means the rate specified as such in the Reference Rate Terms;
1.1.16Extended Repayment Date means either the First Extended Repayment Date or the Second Extended Repayment Date;
1.1.17Final Repayment Date means the Initial Repayment Date or, if extended in accordance with Clause 5.3 (Extension Option), the Extended Repayment Date (as appropriate);
1.1.18First Extended Repayment Date means the date falling 1 (one) year after the Initial Repayment Date;
1.1.19Funding Rate means any individual rate notified by a Revolving USD Facility Lender to the Facility Agent pursuant to Clause 8.3.1.2 (Cost of funds);
1.1.20Initial Repayment Date means the date falling on the third anniversary date of Financial Close;
1.1.21Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under this Agreement;
1.1.22Interest Payment Date means the last day of each Interest Period;
1.1.23Interest Period means, in relation to each Revolving USD Facility Loan, each period determined in accordance with Clause 7 (Interest Periods) of this Agreement and, in relation to Unpaid Sums, each period determined in accordance with Clause 13.5 (Default interest) of the Common Terms Agreement;
1.1.24Lookback Period means the number of days specified as such in the Reference Rate Terms;

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1.1.25Majority Lenders means:
1.1.25.1if there are no Revolving USD Facility Loans then outstanding, a Revolving USD Facility Lender or Revolving USD Facility Lenders whose Revolving USD Facility Commitments aggregate at least 66,67% (sixty six point six seven per cent) of the Total Revolving USD Facility Commitments (or, if the Total Revolving USD Facility Commitments have been reduced to zero, aggregated at least 66,67% (sixty six point six seven per cent) of the Total Revolving USD Facility Commitments immediately prior to the reduction; and
1.1.25.2at any other time, a Revolving USD Facility Lender or Revolving USD Facility Lenders whose participations in the Revolving USD Facility Loans then outstanding aggregate at least 66,67% (sixty six point six seven per cent) of all the Revolving USD Facility Loans then outstanding;
1.1.26Market Disruption Rate means the rate (if any) specified as such in the Reference Rate Terms;
1.1.27Month means:
1.1.27.1in relation to an Interest Period (or any other period for the accrual of commission or fees), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the Reference Rate Terms; and
1.1.27.2in relation to any other period of time, a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
1.1.27.2.1if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
1.1.27.2.2if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;
1.1.28Parties means the parties in this Agreement and Party means, as the context require, any one of them;
1.1.29Reference Rate Supplement means, in relation to any currency, a document which:
1.1.29.1 is agreed in writing by the Borrower, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of the Majority Lenders);
1.1.29.2specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to the Reference Rate Terms; and
1.1.29.3has been made available to the Borrower and each Finance Party;
1.1.30Reference Rate Terms means the terms set out in Schedule 4 (Reference Rate Terms) or in any Reference Rate Supplement;
1.1.31Relevant Market means the market specified as such in the Reference Rate Terms;

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1.1.32Reporting Day means the day (if any) specified as such in the Reference Rate Terms;
1.1.33Reporting Time means the relevant time as specified in the Reference Rate Terms;
1.1.34Revolving USD Available Facility means the Available Facility in respect of the Revolving USD Facility;
1.1.35Revolving USD Facility means the facility described in Clause 2 (Revolving USD Facility);
1.1.36Revolving USD Facility Loan means a loan made or to be made under the Revolving ZAR Facility or (as the context my require) the principal amount outstanding for the time being of the loan;
1.1.37RFR means the rate specified as such in the Reference Rate Terms;
1.1.38RFR Banking Day means any day specified as such in the Reference Rate Terms;
1.1.39Rollover Loan means one or more Revolving USD Facility Loans:
1.1.39.1made or to be made on the same day that a maturing Revolving USD Facility Loan is due to be repaid;
1.1.39.2the aggregate amount of which is equal to or less than the amount of the maturing Revolving USD Facility Loan; and
1.1.39.3made or to be made to the Borrower for the purpose of refinancing a maturing Revolving USD Facility Loan;
1.1.1.40Second Extended Repayment Date means the date falling 1 (one) year after the First Extended Repayment Date;
1.1.1.41Specified Time means a time determined in accordance with Schedule 3 (Timetables);
1.1.1.42Signature Date means the date of the signature of the Party last signing this Agreement in time subject to all other Parties having signed;
1.1.1.43Utilisation means the utilisation of a Revolving USD Facility Loan;
1.1.1.44Utilisation Fee has the meaning given to it in Clause 4.6 (Utilisation Fee); and
1.1.1.45Utilisation Request means a notice substantially in the form set out in Schedule 2 (Form of Utilisation Request).
1.2Construction
1.2.1Unless a contrary indication appears, any reference in this Agreement to a Revolving USD Facility Lender's "cost of funds" in relation to its participation in a Revolving USD Facility Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Revolving USD Facility Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of its participation in that Revolving USD Facility Loan for a period equal in length to the Interest Period of that Revolving USD Facility Loan.

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1.2.2A reference in this Agreement to a page or screen of an information service displaying a rate shall include:
1.2.2.1any replacement page of that information service which displays that rate; and
1.2.2.2the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Borrower.
1.2.3A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.
1.2.4The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.
1.2.5Any Reference Rate Supplement overrides anything in:
1.2.5.1Schedule 4 (Reference Rate Terms); or
1.2.5.2any earlier Reference Rate Supplement.
1.2.6A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:
1.2.6.1Schedule 5 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 6 (Cumulative Compounded RFR Rate), as the case may be; or
1.2.6.2any earlier Compounding Methodology Supplement.
1.3Common Terms Agreement
1.3.1Terms used (but not otherwise defined) in this Agreement have the meaning given to them in the Common Terms Agreement.
1.3.2The provisions of Clause 1 (Definitions and Interpretation) of the Common Terms Agreement apply to this Agreement as if set out in this Agreement in full.
1.3.3This Agreement and the rights and obligations of the Parties shall in all respects be subject to the terms and conditions of the Common Terms Agreement but, in the event of any conflict between the provisions of this Agreement and the provisions of the Common Terms Agreement, the provisions of this Agreement shall prevail.

2.REVOLVING USD FACILITY
Subject to the terms of this Agreement and the Common Terms Agreement, the Revolving USD Facility Lenders agree to make available to the Borrower a revolving credit facility in an aggregate amount equal to the Total Revolving USD Facility Commitments. The Borrower shall apply all amounts borrowed by it

Revolving USD Facility Agreement_Execution

under the Revolving USD Facility, for the purpose set out in clause 6.1.1.3 of the Common Terms Agreement.
3.CONDITIONS OF UTILISATION
The obligation of the Revolving USD Facility Lenders to lend, and the right of the Borrower to borrow, any Revolving USD Facility Loan under this Agreement is subject to the fulfilment or waiver (to the extent applicable) of all of the conditions set out in clause 8.1 (Initial Conditions Precedent) and clause 8.3 (Further Conditions Precedent) of the Common Terms Agreement.
4.UTILISATION
4.1Delivery of a Utilisation Request
The Borrower may utilise the Revolving USD Facility by delivery to the Facility Agent of a duly completed Utilisation Request by no later than the Specified Time.
4.2Completion of a Utilisation Request
4.2.1The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
4.2.1.1the proposed Utilisation Date is a Business Day within the Availability Period;
4.2.1.2the currency and amount of the Utilisation comply with Clause 4.3 (Currency and amount);
4.2.1.3it specifies a bank account in South Africa to which the Borrower requires the proceeds of the Revolving USD Facility Loan to be credited; and
4.2.1.4the proposed Interest Period complies with Clause 7 (Interest Periods).
4.2.2Only 1 (one) Revolving USD Facility Loan may be requested in each Utilisation Request.
4.2.3A maximum of 2 (two) Utilisation Requests may be delivered in any calendar Month during the Availability Period.
4.2.4The Borrower may not deliver the Utilisation Request if:
4.2.4.1as a result of the proposed Utilisation, more than 5 (five) Revolving USD Facility Loans would be outstanding at any point in time and to this effect, the Facility Agent will consolidate two or more outstanding Revolving USD Facility Loans maturing on the same date, such that the relevant Rollover Loan made to refinance such maturing Revolving USD Facility Loans will be in respect of such outstanding Revolving USD Facility Loans as consolidated into one Revolving USD Facility Loan;
4.2.4.2there are Utilisations yet to be made in terms of any Utilisation Request delivered prior to such proposed Utilisation Request.

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4.3Currency and amount
4.3.1The currency specified in a Utilisation Request must be USD.
4.3.2The amount of the proposed Revolving USD Facility Loan must be a minimum of USD30 000 000 (thirty million United States Dollars) or, if less, the Revolving USD Available Facility.
4.4Revolving USD Facility Lenders’ Participation
4.4.1If the conditions set out in this Agreement have been met, and subject to Clause 3 (Conditions of Utilisation), each Revolving USD Facility Lender shall pay its participation in the Revolving USD Facility Loan to the Facility Agent by the Utilisation Date from its Facility Office.
4.4.2The amount of each Revolving USD Facility Lender’s participation in the Revolving USD Facility Loan will be equal to the proportion borne by its Available Commitment to the Revolving USD Available Facility immediately prior to making the Revolving USD Facility Loan.
4.4.3The Facility Agent shall notify each Revolving USD Facility Lender of the amount of each Revolving USD Facility Loan and the amount of its participation in that Revolving USD Facility Loan by the Specified Time.
4.5Cancellation of Commitment
The Revolving USD Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period and each Revolving USD Facility Lender’s Available Commitment under the Revolving USD Facility shall be reduced to zero with effect from the expiry of the Availability Period.
4.6Utilisation Fee
4.6.1Where the aggregate of the Revolving USD Facility Loans is equal to an amount expressed as a percentage range (being a percentage of the Total Revolving USD Facility Commitments) set out in the left column below, the Borrower shall pay a utilisation fee which shall be computed at a rate equal to the rate per annum set out opposite such percentage range in the right column below on the aggregate of the Revolving USD Facility Loans (each a Utilisation Fee).

% of Revolving USD Facility Commitments	Utilisation Fee
Less than or equal to 33.33%	0.00%
Greater than 33.33% but less than or equal to 66.67%	0.15%
Greater than 66.67%	0.30%

Revolving USD Facility Agreement_Execution

4.6.2The Utilisation Fee shall be calculated on a day-to-day basis and shall be payable quarterly in arrears on the last day of each successive period of 3 (three) Months, with the first of such periods commencing on Financial Close.
5.REPAYMENT
5.1Repayment of the Revolving USD Facility Loan
5.1.1The Borrower shall, subject to the provisions of Clauses 5.2 (Rollover Loans), 11 (Prepayment) and 12 (Consequences of Event of Default), repay each Revolving USD Facility Loan on the last day of each Interest Period.
5.1.2The Borrower shall repay all Revolving USD Facility Loans outstanding (including accrued and unpaid interest thereon) in full by no later than the Final Repayment Date.
5.1.3The Borrower may, subject to clause 4 (Utilisation) re-borrow any part of the Revolving USD Facility Loan which is repaid.
5.2Rollover Loans
5.2.1Without prejudice to the Borrower's obligation under Clause 5.1.2, if 1 (one) or more Revolving USD Facility Loans are to be made available to the Borrower:
5.2.1.1on the same day that a maturing Revolving USD Facility Loan is due to be repaid by the Borrower; and
5.2.1.2in whole or in part for the purpose of refinancing the maturing Revolving USD Facility Loans, the aggregate amount of the new Revolving USD Facility Loans shall be treated as if applied in or towards repayment of the maturing Revolving USD Facility Loans and Clause 5.2.2 shall apply.
5.2.2Any Rollover Loans shall be utilised as follows:
5.2.2.1if the amount of a maturing Revolving USD Facility Loans exceeds the aggregate amount of the new Revolving USD Facility Loans (Excess):
5.2.2.1.1the Borrower will only be required to repay an amount in cash equal to the Excess (in repayment of the maturing Revolving USD Facility Loans); and
5.2.2.1.2the new Revolving USD Facility Loan shall be treated as having been made available and applied by the Borrower in or towards repayment of the Revolving USD Facility Lender's participation (if any) in the maturing Revolving USD Facility Loans and the Revolving USD Facility Lenders will not be required to make new Revolving USD Facility Loans available in cash; and
5.2.2.2if the amount of the maturing Revolving USD Facility Loan is equal to or less than the aggregate amount of the new Revolving USD Facility Loans:

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5.2.2.2.1the Borrower will not be required to make any repayment in cash on account of the maturing Revolving USD Facility Loans; and
5.2.2.2.2the Revolving USD Facility Lenders will be required to make the Revolving USD Facility Loans available in cash only to the extent that the new Revolving USD Facility Loans exceed the maturing Revolving USD Facility Loans and the remainder of the new Revolving USD Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of the maturing Revolving USD Facility Loan.
5.1Extension option
5.3.1The Borrower may, by giving notice to the Facility Agent substantially in the form set out in Part 1 of Schedule 7 (Form of Extension Documents), (an Extension Request):
5.3.1.1not less than 100 (one hundred) days (and not more than 120 (one hundred and twenty) days) before the first anniversary of Financial Close, request that the Initial Repayment Date be extended to the First Extended Repayment Date; and
5.3.1.2not less than 100 (one hundred) days (and not more than 120 (one hundred and twenty) days) before the second anniversary of Financial Close, request that the First Extended Repayment Date be extended to the Second Extended Repayment Date.
5.3.2The Facility Agent must promptly, but in any event by no later than 2 (two) Business Days following receipt, notify the Revolving USD Facility Lenders of the receipt of an Extension Request.
5.3.3Each Revolving USD Facility Lender shall notify the Facility Agent and the Borrower of its decision whether or not to consent to the Extension Request not more than 20 (twenty) Business Days after being notified by the Facility Agent of the Extension Request (the Extension Request End Date). A Revolving USD Facility Lender who has consented to the Extension Request (the Extending Lenders), shall deliver a written notice to the Facility Agent substantially in the form set out in Part 2 of Schedule 7 (Form of Extension Documents) (an Extension Acceptance Notice). If a Revolving USD Facility Lender has not delivered an Extension Acceptance Notice on or before the Extension Request End Date, it shall be deemed to have refused to consent to the Extension Request (together with a Revolving USD Facility Lender who has explicitly refused to consent to an Extension Request, the Non-Extending Lenders).
5.3.4Each Non-Extending Lender shall, on the Business Day immediately following the Extension Request End Date, be deemed to have offered all (and not part only) of its Available Commitment under the Revolving USD Facility and the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving USD Facility Loans (together with all of its rights and obligations under the Finance Documents) to each Extending Lender pro rata in accordance with Clause 5.3.6 below. The Facility Agent shall inform all Extending Lenders of such offer by issuing a notice (the Lender Replacement Notice) within two Business Days of such date. The offer made pursuant to this Clause 5.3.4 shall immediately lapse at the end of the Business Day immediately preceding the commencement of the Replacement Lender Offer Period (as defined below).

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5.3.5An Extending Lender may, within 15 (fifteen) Business Days of receipt of a Lender Replacement Notice (the Replacement Notice End Date) deliver a further Extension Acceptance Notice to the Facility Agent and the Borrower pursuant to which it confirms its willingness to assume (i) its pro rata share of each such Non-Extending Lender’s Available Commitment under the Revolving USD Facility and the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving USD Facility Loans and (ii) all the rights and obligations of each Non-Extending Lender (the Initial Pro Rata Participation) for a purchase price in cash payable at the time of transfer in an amount equal to its pro rata share of the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving USD Facility Loans and all accrued interest, Breakage Costs and other amounts payable in relation thereto under the Finance Documents. If an Extending Lender has not notified the Facility Agent in writing of its consent on or before such date, it shall be deemed to have declined its Initial Pro Rata Participation. An Extending Lender may, in its further Extension Acceptance Notice, indicate whether it wishes to assume, in addition to its Initial Pro Rata Participation, any additional amount of a Non-Extending Lender’s Available Commitment under the Revolving USD Facility and the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving USD Facility Loans (the Participation Headroom).
5.3.6If an Extending Lender has declined or is deemed to have declined:
5.3.6.1its Initial Pro Rata Participation, the Facility Agent shall notify the other Extending Lenders within 2 (two) Business Days of the Replacement Notice End Date and each such other Extending Lender may deliver a further Extension Acceptance Notice within 3 (three) Business Days, pursuant to which it confirms its willingness to assume its pro rata share of that Initial Pro Rata Participation (the Additional Pro Rata Participation). If an Extending Lender has not delivered a further Extension Acceptance Notice on or before such date, it shall be deemed to have declined its Additional Pro Rata Participation; or
5.3.6.2its Additional Pro Rata Participation, any other Extending Lender which has provided its Participation Headroom shall, within 3 (three) Business Days of such event occurring, assume either (i) an amount not exceeding its Participation Headroom or (ii) such other amount (not exceeding the Additional Pro Rata Participation) as notified by the Borrower to the Facility Agent (in the event that more than one Extending Lender has provided its Participation Headroom and such amount exceeds the Additional Pro Rata Participation), in each case for a purchase price in cash payable at the time of transfer in an amount equal to its pro rata share of the outstanding principal amount of such Additional Pro Rata Participation or Participation Headroom (as applicable) and all accrued interest, Breakage Costs and other amounts payable in relation thereto under the Finance Documents.
5.3.7If following the procedure set out in Clause 5.3.6 any Non-Extending Lender’s Available Commitment under the Revolving USD Facility and the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving USD Facility Loans remains available the Borrower may, within 20 (twenty) Business Days (the Replacement Lender Offer Period), replace

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a Non-Extending Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer to:
5.3.7.1a Permitted Transferee; or
5.3.7.2subject to the consent of the Extending Lenders (which consent shall not be unreasonably withheld or delayed), any other bank or financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (an Alternative Institution),
(each such Permitted Transferee or Alternative Institution, an Extending Replacement Lender), for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving USD Facility Loan and all accrued interest, Breakage Costs and other amounts payable in relation thereto under the Finance Documents.
5.3.8If at the end of the Replacement Lender Offer Period, Available Commitments under the Revolving USD Facility and participation in the outstanding Revolving USD Facility Loans of the Non-Extending Lenders, in an aggregate amount not exceeding USD20,000,000 have not been transferred to an Extending Replacement Lender, the Borrower may, within 2 (two) Business Days after the end of the Replacement Lender Offer Period give the Facility Agent notice of cancellation of the Revolving USD Facility Commitment of those Non-Extending Lenders and its intention to procure the repayment of those Non-Extending Lender's participation in the Revolving USD Facility Loan. On receipt of such a notice of cancellation, the Revolving USD Facility Commitment of those Non-Extending Lenders shall immediately be reduced to zero and the Borrower shall repay those Non-Extending Lenders’ participation in the Revolving USD Facility Loans by no later than the date falling 3 (three) Business Days prior to the Initial Repayment Date (the Permitted Non-Extending Lender Repayment).
5.3.9The replacement of a Non-Extending Lender pursuant to Clause 5.3.4 to 5.3.8 shall be subject to the following conditions:
5.3.9.1such transfer shall be effected pursuant to Clause 27 (Changes to the Lenders) of the Common Terms Agreement;
5.3.9.2no Lender shall have any obligation to the Borrower to find an Extending Replacement Lender;
5.3.9.3under no circumstances shall the Non-Extending Lender be required to pay or surrender to such Extending Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and
5.3.9.4the Non-Extending Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 5.3.4 to 5.3.8 once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

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5.3.10A Non-Extending Lender shall perform the checks described in Clause 5.3.9.4 as soon as reasonably practicable and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.
5.3.11If following the completion of the procedure set out in Clauses 5.3.1 to 5.3.10:
5.3.11.1the Borrower has either received Extension Acceptance Notices from all the Revolving USD Facility Lenders or has replaced all Non-Extending Lenders with an Extending Replacement Lender or has effected a Permitted Non-Extending Lender Repayment, each Revolving USD Facility Lender’s Available Commitment under the Revolving USD Facility and participation in all outstanding Revolving USD Facility Loans shall be extended to the Extended Repayment Date; or
5.3.11.2the Available Commitment under the Revolving USD Facility and participation in all outstanding Revolving USD Facility Loans of a Non-Extending Lender have not been transferred to an Extending Replacement Lender or the Borrower has been unable to effect a Permitted Non-Extending Lender Repayment, each Revolving USD Facility Lender’s:
5.3.11.3Available Commitment under the Revolving USD Facility shall be reduced to zero and cancelled; and
5.3.11.4participation in all outstanding Revolving USD Facility Loans shall be repaid together with accrued interest and all other amounts outstanding in relation to such participation, in each case on the Initial Repayment Date or the First Extended Repayment Date, as the case may be.
5.3.12The Borrower shall pay to:
5.3.12.1each Extending Lender, a fee computed at the percentage rate equal to 0.15 per cent. of each Extending Lender’s Available Commitment under the Revolving USD Facility and participation in all outstanding Revolving USD Facility Loans (excluding any Initial Pro Rata Participation, Additional Pro Rata Participation or Participation Headroom). Such fee is payable on the 3rd Business Day after the last date on which the process set out in Clause 5.3.1 to 5.3.10 has been completed; or
5.3.12.2each Extending Lender that has participated in respect of its Initial Pro Rata Participation, Additional Pro Rata Participation or Participation Headroom (as applicable), a participation fee in the amount and at the times agreed in a Fee Letter; or
5.3.12.3each Alternative Institution that has become an Extending Replacement Lender, a participation fee in the amount and at the times agreed in a Fee Letter.

Revolving USD Facility Agreement_Execution

6.INTEREST
6.1Calculation of interest
6.1.1The rate of interest on any Revolving USD Facility Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of:
6.1.1.1the Applicable Margin; and
6.1.1.2the Compounded Reference Rate for that day.
6.1.2If any day during an Interest Period for a Revolving USD Facility Loan is not an RFR Banking Day, the rate of interest on that Revolving USD Facility Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.
6.2Payment of interest
The Borrower shall, subject to clause 13.5 (Default interest) of the Common Terms Agreement, pay accrued interest on the Revolving USD Facility Loan on each Interest Payment Date.
6.3Notification of rates of interest
6.3.1The Facility Agent shall promptly upon an Interest Payment being determinable notify:
6.3.1.1the Borrower of that Interest Payment;
6.3.1.2each relevant Revolving USD Facility Lender of the proportion of that Interest Payment which relates to that Revolving USD Facility Lender's participation in the Revolving USD Facility Loan; and
6.3.1.3the relevant Revolving USD Facility Lenders and the Borrower of:
6.3.1.3.1each applicable rate of interest relating to the determination of that Interest Payment; and
6.3.1.3.2to the extent it is then determinable, the Market Disruption Rate (if any) relating to the Revolving USD Facility Loan.
6.3.2Clause 6.3.1 shall not apply to any Interest Payment determined pursuant to Clause 8.3 (Cost of funds).
6.3.3The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to the Revolving USD Facility Loan.
6.3.4The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest relating to a portion of the Revolving USD Facility Loan to which Clause 8.3 (Cost of funds) applies.
6.3.5This Clause 6.3 shall not require the Facility Agent to make any notification to any Party on a day which is not a Business Day.

Revolving USD Facility Agreement_Execution

7.INTERESTS PERIODS
7.1Selection of Interest Periods
7.1.1The Borrower shall select an Interest Period for a Revolving USD Facility Loan in respect of the Revolving USD Facility, in the Utilisation Request for that Revolving USD Facility Loan.
7.1.2Subject to this Clause 7 (Interest Periods) the Borrower may, for a Revolving USD Facility, select an Interest Period of 3 (three) or 6 (six) Months, as specified in the Utilisation Request (or such other period as may be agreed between the Borrower and the Revolving USD Facility Lenders, provided that such other period shall not be longer than 6 (six) Months).
7.1.3An Interest Period for a Revolving USD Facility Loan shall not extend beyond the Final Repayment Date.
7.1.4The Interest Period for a Revolving USD Facility Loan shall start on the Utilisation Date of that Revolving USD Facility Loan.
7.1.5Subject to this Clause 7 (Interest Periods), the Borrower may select a different Interest Period for a Rollover Loan than the Interest Period of the Revolving USD Facility Loan being refinanced by that Rollover Loan in the Utilisation Request delivered for that Rollover Loan.
7.1.6If the Borrower fails to select an Interest Period for a Revolving USD Facility Loan in the Utilisation Request for that Revolving USD Facility Loan, the Interest Period for the applicable Revolving USD Facility Loan shall be 3 (three) Months.
7.2Duration of Interest Periods
The Revolving USD Facility Loan shall have successive Interest Periods of 3 (three) Months or 6 (six) months commencing in each case on (and including) an Interest Payment Date and ending on (but excluding) the next Interest Payment Date provided that:
7.2.1the first Interest Period in respect of the Revolving USD Facility Loan shall commence on (and include) the Utilisation Date and end on (and exclude) the first Interest Payment Date thereafter; and
7.3the last Interest Period in respect of the Revolving USD Facility Loan shall commence on (and include) the Interest Payment Date immediately preceding the Final Repayment Date and end on (and exclude) the Final Repayment Date.
7.4Non-Business Days
Any rules specified as "Business Day Conventions" in the Reference Rate Terms shall apply to each Interest Period.
7.5Day count convention and interest calculation
7.5.1Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated on the basis of the actual

Revolving USD Facility Agreement_Execution

number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice) and subject to clause 7.5.2 below.
7.5.2The aggregate amount of any accrued interest, commission or fee which is, or becomes payable by the Borrower under a Finance Document shall be rounded to 2 (two) decimal places.
7.6Consolidation of Revolving USD Facility Loans
If 2 (two) or more Interest Periods:
7.6.1relate to the Revolving USD Facility Loan made to the Borrower; and
7.6.2end on the same date,
those Revolving USD Facility Loans will, be consolidated into, and treated as, a single Revolving USD Facility Loan on the last day of the Interest Period.
8.CHANGES TO THE CALCULATION OF INTEREST
8.1Interest calculation if no RFR or Central Bank Rate
If:
8.1.1there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Revolving USD Facility Loan; and
8.1.2"Cost of funds will apply as a fallback" as specified in the Reference Rate Terms, then
Clause 8.3 (Cost of funds) shall apply to that Revolving USD Facility Loan for that Interest Period.
8.2Market disruption
If:
8.2.1a Market Disruption Rate is specified in the Reference Rate Terms; and
8.2.2before the Reporting Time the Facility Agent receives notifications from a Revolving USD Facility Lender (whose participations in a Revolving USD Facility Loan exceed 35% per cent. of that Revolving USD Facility Loan) that its cost of funds relating to the participation in the Revolving USD Facility Loan would be in excess of that Market Disruption Rate, then Clause 8.3 (Cost of funds) shall apply to the Revolving USD Facility Loan for the relevant Interest Period.
8.3Cost of funds
8.3.1If this Clause 8.3 (Cost of funds) applies for an Interest Period, Clause 6.1 (Calculation of interest) shall not apply for that Interest Period and the rate of interest for that Interest Period shall be the percentage rate per annum which is the sum of:

Revolving USD Facility Agreement_Execution

8.3.1.1the Applicable Margin; and
8.3.1.2the weighted average of the rates notified to the Facility Agent by each Revolving USD Facility Lender as soon as practicable and in any event by the Reporting Time, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in the Revolving USD Facility Loan.
8.3.2If this Clause 8.3 applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 (thirty) days with a view to agreeing a substitute basis for determining the rate of interest.
8.3.3Any alternative basis agreed pursuant to clause 8.3.2 above shall, with the prior consent of all the Revolving USD Facility Lenders and the Borrower, be binding on all Parties.
8.3.4If this Clause 8.3 applies pursuant to Clause 8.2 (Market disruption) and:
8.3.4.1a Revolving USD Facility Lender's Funding Rate is less than the Market Disruption Rate; or
8.3.4.2a Revolving USD Facility Lender does not notify a rate to the Facility Agent by the Reporting Time, that Lender's cost of funds relating to its participation for that Interest Period shall be deemed, for the purposes of Clause 8.3.1 above, to be the Market Disruption Rate.
8.3.5Subject to Clause 8.3.4 above, if this Clause 8.3 applies but any Revolving USD Facility Lender does not notify a rate to the Facility Agent by the Reporting Time the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.
8.3.6If this Clause 8.3 applies the Facility Agent shall, as soon as is practicable, notify the Borrower.
8.4Breakage Costs
8.4.1If an amount is specified as Breakage Costs in the Reference Rate Terms, the Borrower shall, within 3 (three) Business Days of demand by a Finance Party, pay to that Finance Party its Breakage Costs (if any) attributable to all or any part of a Revolving USD Facility Loan or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Revolving USD Facility Loan or Unpaid Sum.
8.4.2Each Revolving USD Facility Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Breakage Costs for any Interest Period in respect of which they become, or may become, payable.
9.COMMITMENT FEE
9.1The Borrower shall pay to the Facility Agent (for the account of each Revolving USD Facility Lender) a commitment fee computed at the rate of 35% (thirty five per cent) of the Applicable Margin per annum on the undrawn portion of the Revolving USD Facility Commitment during the Availability Period and which fee shall accrue on a daily basis.

Revolving USD Facility Agreement_Execution

9.2The accrued commitment fee is payable on the last day of each successive period of 3 (three) Months occurring during the Availability Period and on the last day of the Availability Period.
9.3Each Revolving USD Facility Lender shall deliver to the Borrower a VAT invoice in respect of each payment received on account of the commitment fee.
10.CHANGES TO REFERENCE RATES
10.1If an RFR Replacement Event has occurred, any amendment or waiver which relates to providing for the use of a Replacement Reference Rate in place of the RFR and:
10.1.1aligning any provision of any Finance Document to the use of that Replacement Reference Rate;
10.1.2enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);
10.1.3implementing market conventions applicable to that Replacement Reference Rate;
10.1.4providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
10.1.5adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower.
10.2An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Revolving USD Facility Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which:
10.2.1relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets; and
10.2.2is issued on or after the date of this Agreement,
may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower.
10.3If any Revolving USD Facility Lender fails to respond to a request for an amendment or waiver described in Clause 10.1 or Clause 10.2 within 15 (fifteen) Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made:

Revolving USD Facility Agreement_Execution

10.3.1its Revolving USD Facility Commitment shall not be included for the purpose of calculating the Total Revolving USD Facility Commitments under the Revolving USD Facility when ascertaining whether any relevant percentage of Total Revolving USD Facility Commitments has been obtained to approve that request; and
10.3.2its status as a Revolving USD Facility Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Revolving USD Facility Lenders has been obtained to approve that request.
10.3.3In this Clause10:
10.3.3.1Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board;
10.3.3.2Replacement Reference Rate means a reference rate which is:
10.3.3.2.1formally designated, nominated or recommended as the replacement for the RFR by:
10.3.3.2.1.1the administrator of the RFR provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR; or
10.3.3.2.1.2any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under Clause 10.3.3.2.1.2 above;
10.3.3.2.2in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the RFR;
10.3.3.2.3in the opinion of the Majority Lenders and the Borrower, an appropriate successor to the RFR;
10.3.3.3RFR Replacement Event means:
10.3.3.3.1the methodology, formula or other means of determining the RFR has, in the opinion of the Majority Lenders and the Borrower, materially changed;
10.3.3.3.2(i) the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or (ii) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR;

Revolving USD Facility Agreement_Execution

10.3.3.3.3the administrator of the RFR publicly announces that it has ceased or will cease, to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR;
10.3.3.3.4the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued;
10.3.3.3.5the administrator of the RFR or its supervisor announces that the RFR may no longer be used;
10.3.3.3.6the administrator of the RFR determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
10.3.3.3.6.1the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or
10.3.3.3.6.2the RFR is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the "RFR Contingency Period" in the Reference Rate Terms;
10.3.3.3.7in the opinion of the Majority Lenders and Borrower, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.
11.PREPAYMENT
11.1Mandatory Prepayment
The Borrower shall be obliged to mandatorily prepay each Revolving USD Facility Loan made to it hereunder in accordance with, and subject to the conditions of clause 10 (Prepayment and Cancellation) of the Common Terms Agreement.
11.2Voluntary Prepayment
11.2.1The Borrower shall be entitled to voluntarily prepay the whole or a portion of each Revolving USD Facility Loan made to it hereunder in accordance with, and subject to the conditions of the Common Terms Agreement.
11.2.2The Borrower may, subject to clause 4 (Utilisation) re-borrow any part of the Revolving USD Facility which is prepaid as contemplated under this Clause 11.2 (Voluntary Prepayment).
12.CONSEQUENCES OF EVENT OF DEFAULT
If a notice is delivered pursuant to clause 26.17 (Acceleration) of the Common Terms Agreement, the Borrower shall be obliged, without prejudice to any other rights which the Finance Parties may have pursuant to the Finance Documents or at law, to repay the Revolving USD Facility Loans made to it hereunder (which shall be immediately due and payable) together with:
12.1accrued but unpaid interest on the Revolving USD Facility Loans; plus

Revolving USD Facility Agreement_Execution

12.2Breakage Costs (if any); plus
12.3accrued but unpaid interest on all Unpaid Sums payable by the Borrower in accordance with clause 13.5 (Default interest) of the Common Terms Agreement from the due date of such Unpaid Sum to its date of payment.
13.CERTIFICATE OF BREAKAGE COSTS
The Facility Agent shall provide the Borrower with a certificate confirming the amount of any Breakage Costs due and payable by the Borrower in accordance with the provisions of this Agreement, promptly following receipt of a written notice requesting the Facility Agent to do so. Neither the Facility Agent nor any Revolving USD Facility Lender shall be obliged to set out the calculation of such Breakage Costs in such certificate.
-SIGNATURE PAGES TO FOLLOW-

Revolving USD Facility Agreement_Execution

BORROWER AND OBLIGORS’ AGENT
SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
HARMONY GOLD MINING COMPANY LIMITED

/s/Boipelo Lekubo
____________________________
Signatory: Boipelo Pride Lekubo
Capacity: Financial Director
Who warrants authority hereto

/s/Peter William Steenkamp
Signatory:Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants his authority hereto

Revolving USD Facility Agreement_Execution

ORIGINAL REVOLVING USD FACILITY LENDER
SIGNED at UK on this the 25th day of May 2022.

For and on behalf of
NEDBANK LIMITED, LONDON BRANCH

/s/Diana Hudymac
____________________________
Signatory: Diana Hudymac
Capacity: UK Country head
Who warrants authority hereto

/s/Christopher Coombs
____________________________
Signatory: Christopher Coombs
Capacity: Head: Oil & Gas Finance
Who warrants authority hereto

Revolving USD Facility Agreement_Execution

ORIGINAL REVOLVING USD FACILITY LENDER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
ABSA BANK LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

/s/Andrew Sprenger
___________________________
Signatory: Andrew Sprenger
Capacity: Authorised
Who warrants authority hereto

/s/ Chetan Jeeva
____________________________
Signatory: Chetan Jeeva
Capacity: Authorised
Who warrants authority hereto

Revolving USD Facility Agreement_Execution

ORIGINAL REVOLVING USD FACILITY LENDER
SIGNED at Johannesburg on this the 9th day of May 2022.

For and on behalf of
FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
/s/ Julian Grieve
____________________________
Signatory:
Capacity: Authorised Signatory
Who warrants authority
/s/ Tshepo Pitse
____________________________
Signatory: Tshepo Pitse
Capacity: Authorised Signatory
Who warrants authority

Revolving USD Facility Agreement_Execution

ORIGINAL REVOLVING USD FACILITY LENDER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
CITIBANK, N.A., SOUTH AFRICA BRANCH
/s/ Thomas Lamborn
____________________________
Signatory: Thomas Lamborn,
Head of Corporate Finance
Capacity: Authorised Signatory
Who warrants authority

Revolving USD Facility Agreement_Execution

ORIGINAL REVOLVING USD FACILITY LENDER
SIGNED at Johannesburg on this the 9th day of May 2022.

For and on behalf of HSBC BANK PLC - JOHANNESBURG BRANCH /s/Dean Radbourne ____________________________ Signatory: Capacity: Authorised Signatory Who warrants authority

Revolving USD Facility Agreement_Execution

ORIGINAL REVOLVING USD FACILITY LENDER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
STATE BANK OF INDIA (ACTING THROUGH ITS JOHANNESBURG BRANCH)
/s/Ashish Kumar Patnaik
__________________________
Signatory: Ashish Kumar Patnaik
Capacity: Authorised Signatory VICE PRESIDENT,
SYNDICATIONS
Who warrants authority

Revolving USD Facility Agreement_Execution

ORIGINAL REVOLVING USD FACILITY LENDER
SIGNED at London on this the 9th day of May 2022.

For and on behalf of JPMORGAN CHASE BANK, N.A., LONDON BRANCH /s/Daniel Brown ____________________________ Signatory: Daniel Brown, Vice President Capacity: Authorised Signatory Who warrants authority

Revolving USD Facility Agreement_Execution

ORIGINAL REVOLVING USD FACILITY LENDER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
BANK OF CHINA LIMITED, JOHANNESBURG BRANCH
/s/Greg Cohen
____________________________
Signatory: Greg Cohen - Acting Assistant General
Manager
Capacity: Authorised Signatory
Who warrants authority hereto
/s/Lynne Hulme
____________________________
Signatory: Lynne Hulme
Capacity: Authorised Signatory
Who warrants authority hereto

Revolving USD Facility Agreement_Execution

ORIGINAL REVOLVING USD FACILITY LENDER
SIGNED at London on this the 25th day of May 2022.

For and on behalf of GOLDMAN SACHS INTERNATIONAL BANK /s/Edwina Stewart ____________________________ Signatory: Edwina Stewart Capacity: Authorised Signatory

Revolving USD Facility Agreement_Execution

FACILITY AGENT
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
ABSA BANK LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

/s/Anna van Rooyen
____________________________
Signatory: Anna van Rooyen
Capacity: Authorised
Who warrants authority hereto

/s/Ameeth Lakhani
____________________________
Signatory: Ameeth Lakhani
Capacity: Authorised
Who warrants authority hereto

Revolving USD Facility Agreement_Execution

SCHEDULE 1
THE ORIGINAL REVOLVING USD FACILITY LENDERS

NAME OF ORIGINAL REVOLVING USD FACILTY LENDER	REVOLVING USD FACILITY COMMITMENT (USD)
Absa Bank Limited (acting through its Corporate and Investment Banking division)	USD100,000,000
Nedbank Limited, London Branch	USD60,000,000
FirstRand Bank Limited (acting through its Rand Merchant Bank division)	USD18,500,000
State Bank of India (acting through its Johannesburg Branch)	USD27,000,000
Bank of China Limited, Johannesburg Branch	USD20,000,000
Citibank N.A , South Africa Branch	USD27,000,000
JPMorgan Chase Bank, N.A., London Branch	USD27,000,000
HSBC Bank plc - Johannesburg Branch	USD12,500,000
Goldman Sachs International Bank	USD8,000,000

Revolving USD Facility Agreement_Execution

SCHEDULE 2
FORM OF UTILISATION REQUEST

From:    [Borrower]

To:    [Facility Agent]

Dated    [●]

Dear Sirs

[Borrower] – [●] Revolving USD Facility Agreement dated [●] (the Agreement)

1.We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2.We wish to borrow a Revolving USD Facility Loan on the following terms:
Facility to be utilised:    Revolving USD Facility
Proposed Utilisation Date:    [●] (or, if that is not a Business Day, the next Business Day)
Amount:    USD [●]
3.We confirm that each condition specified in Clause 3 (Conditions of Utilisations) is satisfied on the date of this Utilisation Request.
4.The proceeds of this Revolving USD Facility Loan should be credited to [account].
5.The Interest Period for this Revolving USD Facility Loan is [3/6] Months.
6.This Utilisation Request is irrevocable.

Yours faithfully

…………………………………
authorised signatory for
[Borrower]

Revolving USD Facility Agreement_Execution

SCHEDULE 3
TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 4.1 (Delivery of a Utilisation Request)	as of 11am Johannesburg time on the date which is 5 (five) Business Days prior to the proposed Utilisation Date
Facility Agent notifies the Revolving USD Facility Lenders of the Revolving USD Facility Loan in accordance with Clause 4.4 (Lenders' participation)	as of 11am Johannesburg time on the date which is 3 (three) Business Days prior to the proposed Utilisation Date

Revolving USD Facility Agreement_Execution

SCHEDULE 4
REFERENCE RATE TERMS

CURRENCY:	Dollars.
Cost of funds as a fallback	Cost of funds will apply as a fallback.
Definitions
Additional Business Days:	An RFR Banking Day.
Breakage Costs:
In relation to any payment made on a day other than on the last day of each Interest Period, the amount of all costs, and expenses and/or losses actually incurred by the relevant Finance Party in administering or giving effect to that payment

Business Day Conventions (definition of "Month" and Clause 7.4 (Non-Business Days):	(a)If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(i)if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(i)if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(a)If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:
(a)The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b)if that target is not a single figure, the arithmetic mean of:
(i)the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and
(ii)the lower bound of that target range.

Revolving USD Facility Agreement_Execution

Central Bank Rate Adjustment:
In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Facility Agent (or by any other Finance Party which agrees to do so in place of the Facility Agent)) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which SOFR is available.

Central Bank Rate Spread:
In relation to any RFR Banking Day, the difference expressed as a percentage rate per annum (calculated by the Facility Agent (or by any other Finance Party which agrees to do so in place of the Facility Agent)) between:
(a)the RFR for that RFR Banking Day; and
(b)the Central Bank Rate prevailing at the close of business on that RFR Banking Day.

Daily Rate:	The "Daily Rate" for any RFR Banking Day is:
(a)the RFR for that RFR Banking Day; or

(b)if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:
(i)the Central Bank Rate for that RFR Banking Day; and
(ii)the applicable Central Bank Rate Adjustment; or

(c)if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:
(i)the most recent Central Bank Rate for a day which is no more than 5 (five) RFR Banking Days before that RFR Banking Day; and
(ii)the applicable Central Bank Rate Adjustment,
rounded, in either case, to four decimal places and if, in either case, the aggregate of that rate is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate is zero.

Lookback Period:	5 (five) RFR Banking Days.
Market Disruption Rate:	The percentage rate per annum which is the aggregate Cumulative Compounded RFR Rate for the Interest Period of the relevant Revolving USD Facility Loan.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.
RFR:
The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Revolving USD Facility Agreement_Execution

RFR Banking Day:
Any day other than:
(a)a Saturday or Sunday; and
(b)a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

RFR Contingency Period	30 (thirty) Business days
Interest Periods	3 (three) months or 6 (six) months, as applicable

Reporting Times
Deadline for Lenders to report market disruption in accordance with Clause 8.2 (Market Disruption)	Close of business in Johannesburg on the Reporting Day for the relevant Revolving USD Facility Loan.
Deadline for Lenders to report their cost of funds in accordance with Clause 8.3 (Costs of Funds)
Close of business on the date falling 2 (two) Business Days after the Reporting Day for the relevant Revolving USD Facility Loan (or, if earlier, on the date falling 2 (two) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Revolving USD Facility Loan).

Revolving USD Facility Agreement_Execution

SCHEDULE 5
DAILY NON-CUMULATIVE COMPOUNDED RFR RATE
The Daily Non-Cumulative Compounded RFR Rate for any RFR Banking Day “i” during an Interest Period for a Revolving USD Facility Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:
where:
UCCDR~~i~~ means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";
UCCDRi-1 means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;
dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;
ni means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and
the Unannualised Cumulative Compounded Daily Rate for any RFR Banking Day (the Cumulated RFR Banking Day) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):
where:
ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;
tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;
Cumulation Period means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;
dcc has the meaning given to that term above; and
the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places in respect of a Revolving USD Facility Loan in dollars) calculated as set out below:

Revolving USD Facility Agreement_Execution

where:
d0 means the number of RFR Banking Days in the Cumulation Period;
Cumulation Period has the meaning given to that term above;
i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;
DailyRatei-LP means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i";
ni means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;
dcc has the meaning given to that term above; and
tni has the meaning given to that term above.

Revolving USD Facility Agreement_Execution

SCHEDULE 6
CUMULATIVE COMPOUNDED RFR RATE
The Cumulative Compounded RFR Rate for any Interest Period for a Revolving USD Facility Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of Annualised Cumulative Compounded Daily Rate in Schedule 5 (Daily Non-Cumulative Compounded RFR Rate))) calculated as set out below:
where:
d0 means the number of RFR Banking Days during the Interest Period;
i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;
DailyRatei-LP means for any RFR Banking Day "i" during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i";
ni means, for any RFR Banking Day "i", the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;
dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and
d means the number of calendar days during that Interest Period.

Revolving USD Facility Agreement_Execution

SCHEDULE 7
FORM OF EXTENSION DOCUMENTS
PART 1
FORM OF EXTENSION REQUEST

To:     [●] as Facility Agent
From:    [Borrower]
Dated:    [ ]
Dear Sirs,
[Borrower] – [●] Revolving USD Facility Agreement dated [●] (the Agreement)

1.We refer to Clause 5.3 (Extension option) of the Agreement. This is an Extension Request. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.
2.Pursuant to Clause 5.3 (Extension option) of the Agreement, we request that the [Initial Repayment Date/First Extended Repayment Date] be extended for a further period of 1 (one) year.
3.We confirm that no Default is continuing and the Repeating Representations are true in all material respects.
4.This Extension Request is irrevocable.
5.This notice and any non-contractual obligations arising out of or in connection with it are governed by South African law.

Yours faithfully

Signed: ………………………………………..            ………………………………………..
Authorised Signatory                Authorised Signatory
of                        of
[Borrower]                    [Borrower]
42
Revolving USD Facility Agreement V2b (12898671.1).Docx

PART 2
FORM OF EXTENSION ACCEPTANCE NOTICE

To:     [●] as Facility Agent
And to:    [Borrower]
Dated:    [ ]
Dear Sirs,
[Borrower] – [●] Revolving USD Facility Agreement dated [●] (the Agreement)

1.We refer to [Clause 5.3.3 (Extension option)]. This is an Extension Acceptance Notice. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.
2.We hereby [accept the extensions offered to the Extending Lenders pursuant to Clause 5.3 (Extension option)] or [confirm that we intend to accept the extension in relation to our [Initial Pro Rata Participation/Additional Pro Rata Participation] of the Agreement].
3.We hereby confirm that in addition to our Initial Pro Rata Participation, we would be willing to assume up to [ USD [●] ] Non-Extending Lender’s Available Commitments and the outstanding principal amount of such Non-Extending Lender's participation in the outstanding Revolving USD Facility Loans.]
4.This notice and any non-contractual obligations arising out of or in connection with it are governed by South African law.
Yours faithfully

Signed: ………………………………………..            ………………………………………..
    Authorised Signatory                Authorised Signatory
    of                        of
    [Lender]                    [Lender]

Revolving USD Facility Agreement_Execution